Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2004, except for Note 18 as to which the date is October 24, 2004, relating to the consolidated financial statements of Shopping.com Ltd., which appear in Shopping.com Ltd.’s Registration Statement on Form S-1 (No. 333-113846).

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 28, 2004